SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report:  July 15, 1999                      Commission File No.:  0-9032


                    SONESTA INTERNATIONAL HOTELS CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                            ------------------------
                          (State or Other Jurisdiction)

                                   13-5648107
                       -----------------------------------
                     (I.R.S. Employer Identification Number)

                200 Clarendon Street, Boston, Massachusetts 02116
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                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (617) 421-5400

                                 Not Applicable
            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events

On July 1, 1999, the Registrant completed its acquisition of 209,600 shares of its Class A Common Stock from Marvin Schwartz and trusts for certain members of his family. The Registrant acquired the stock for a price of $18.00 per share, a total of $3,772,600. As part of its agreement with Mr. Schwartz, the Registrant also agreed that if its Class A Common Stock shareholders received more than $18.00 per share as part of a tender offer or a sale of the Company prior to July 1, 2001, Mr. Schwartz and the trusts would receive additional compensation based on that excess.

Item 7.           Financial Statements and Exhibits

The Registrant's agreement with Marvin Schwartz is attached hereto and filed herewith as an Exhibit to this Form 8-K.

                              Exhibits to Form 8-K

NUMBER      DESCRIPTION

2.1 Letter from Sonesta International Hotels Corporation ("Sonesta") to Marvin C. Schwartz ("Mr. Schwartz"), dated June 17, 1999, countersigned by Mr. Schwartz and returned to Sonesta on June 23, 1999.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        SONESTA INTERNATIONAL HOTELS CORPORATION


                        By:
                           -------------------------------------
                           Peter J. Sonnabend
                           Vice President and Secretary


July 15, 1999